UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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    NANOSPHERE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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NANOSPHERE, INC.

4088 Commercial Avenue

Northbrook, Illinois 60062

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 29, 2013

To the Stockholders of Nanosphere, Inc.:

The board of directors cordially invites you to attend our annual meeting of stockholders on May 29, 2013, at 9:00 a.m. Central Daylight Time (the “Annual Meeting”) at The Westin Chicago North Shore, 601 North Milwaukee Avenue, Wheeling, IL 60090 for the following purposes:

•

Proposal No. 1 – to elect five directors to serve until our next annual meeting of stockholders in 2014 and until their successors are elected and qualified or their earlier resignation, removal, disqualification or death;

•

Proposal No. 2 – to consider and vote, on an advisory basis, for the adoption of a resolution approving the compensation of our named executive officers, as such compensation is described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement;

•	Proposal No. 3 – to ratify the audit committee’s selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

•	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 16, 2013 will be entitled to notice of the Annual Meeting and to vote on any matters which come before the meeting or any adjournment or postponement thereof. If you wish to attend the Annual Meeting in person, please bring with you the admission ticket attached to the proxy card or other proof of your share ownership as of the record date (examples of acceptable evidence of share ownership are described in the attached proxy statement). Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. To ensure that your vote is counted, you are urged to vote by proxy via mail, telephone or the internet as described on the enclosed proxy card. Proxies or voting cards delivered to you by or for brokers or fiduciaries should be returned as requested by them. Prompt return of proxies will save the expense involved in further communication. Voting by mail, telephone or internet will not limit your right to vote in person or to attend the Annual Meeting, but will ensure your representation if you cannot attend. Your proxy is revocable at any time prior to its use.

By order of the Board of Directors,

/s/ J. Roger Moody, Jr.
J. Roger Moody, Jr.
Secretary, Nanosphere, Inc.

April 29, 2013

Northbrook, Illinois

NANOSPHERE, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 29, 2013

The board of directors of Nanosphere, Inc., a Delaware corporation (“Nanosphere,” “we,” “us,” “our” or the “Company”), hereby solicits your proxy for use at the 2013 annual meeting of stockholders to be held on May 29, 2013, at 9:00 a.m. Central Daylight Time (the “Annual Meeting”) at The Westin Chicago North Shore, 601 North Milwaukee Avenue, Wheeling, IL 60090, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement, notice and proxy card are first being mailed to stockholders of record as of April 16, 2013 on or about April 29, 2013.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 29, 2013: This Proxy Statement and the Company’s 2012 Annual Report to Stockholders are available online at http://www.nanosphere.us/investors/annual-reports.

If you complete your proxy by mail, telephone or internet, you appoint Michael K. McGarrity and J. Roger Moody, Jr., or either of them, as your lawful attorneys-in-fact and your proxies, with full power of substitution, at the Annual Meeting and any adjournment(s) or postponement(s) thereof, with all powers that you would possess if personally present at the Annual Meeting. Your proxies will vote your shares as you instruct. If you sign and return your proxy, but fail to instruct how to vote your shares, Mr. McGarrity or Mr. Moody will vote your shares in favor of the slate of directors nominated by the board of directors (Proposal No. 1), “for” the approval of the compensation of our named executive officers (Proposal No. 2) and “for” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal No. 3). This way your shares will be voted whether or not you attend. We recommend that you vote by proxy in advance of the Annual Meeting even if you plan to attend just in case your plans change and you are unable to attend. If you are the beneficial owner of your shares that are held in street name, you must provide your broker with a properly executed proxy card and voting instructions in order for your shares to be voted in connection with Proposal Nos. 1 and 2.

The board does not know of any matters to be presented at the Annual Meeting other than those listed on the notice and described in this proxy statement. If a matter comes up for vote that is not covered by your proxy, your proxies will vote your shares in accordance with their judgment if you have completed your proxy card and authorized them to do so.

The board encourages you to attend the Annual Meeting in person. No matter what method you use to vote, if you decide to change your vote, you may revoke your proxy any time before your vote is cast at the annual meeting by (i) giving written notice of revocation to the Secretary of Nanosphere; (ii) if you voted by telephone or internet, by submitting a new vote by telephone or internet (your latest telephone or internet vote is counted); (iii) submitting a signed proxy bearing a date later than the date of the prior proxy; or (iv) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of your proxy.

Our principal executive offices are located at 4088 Commercial Avenue, Northbrook, Illinois 60062, and our telephone number is (847) 400-9000.

PURPOSE OF THE MEETING

At our Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

•

Proposal No. 1 – to elect five directors to serve until our next annual meeting of stockholders in 2014 and until their successors are elected and qualified or their earlier resignation, removal, disqualification or death;

•

Proposal No. 2 – to consider and vote, on an advisory basis, for the adoption of a resolution approving the compensation of our named executive officers, as such compensation is described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement;

•	Proposal No. 3 – to ratify the audit committee’s selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

•	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

INFORMATION ABOUT THE ANNUAL MEETING

Who is entitled to vote?

The record date for the Annual Meeting is April 16, 2013. Only stockholders of record at the close of business on that date are entitled to vote at the Annual Meeting. For more information, see the description of shares eligible to vote under the heading “Voting Rights of Common Stockholders” below.

Am I entitled to vote if my shares are held in “street name”?

Yes, if a bank or brokerage firm holds your shares in street name for you, you are considered the “beneficial owner” of the shares. If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct the record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.

What if I do not give my bank or brokerage firm voting instructions for my shares held in “street name”?

If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares in its discretion on “routine matters.” For purposes of this annual meeting, the Company has determined that the ratification of the appointment of its independent auditors (Proposal 3) is a routine matter. However, absent your instructions, the record holder will not be permitted to vote your shares on a non-routine matter, which are referred to as “broker non-votes,” properly brought before the meeting. Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal. Pursuant to Section 957 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC Rules thereunder, the election of directors at the Annual Meeting (Proposal No. 1) and the advisory vote to approve executive compensation (Proposal No. 2) are non-routine matters. Accordingly, you must provide voting instructions to your broker in accordance with the voting instruction card that you will receive from your broker in order for your shares to be voted with respect to Proposal Nos. 1 or 2.

May I attend the annual meeting if I hold my shares in “street name”?

As the beneficial owner of shares, you are invited to attend the Annual Meeting. If you are not a record holder, however, you may not attend the meeting or vote your shares in person at the meeting unless you obtain a proxy, executed in your favor, from the record holder of your shares. See “Who can attend the meeting?” below.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted at the Annual Meeting. At any meeting of stockholders, the holders of a majority in voting power of all issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

What if a quorum is not present at the meeting?

If a quorum is not present or represented at the Annual Meeting, then the Chairman of the meeting or the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. If a quorum initially is present at the Annual Meeting, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment may be transacted.

The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice may be given.

How do I vote if I am a registered stockholder?

1. You may vote by mail. If you are a registered stockholder (that is, if you hold your stock directly and not in street name), you may vote by mail by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage prepaid envelope. Your proxy will then be voted at the annual meeting in accordance with your instructions.

2. You may vote in person at the meeting. If you are a registered stockholder and attend the meeting (please remember to bring your admission ticket or other acceptable evidence of stock ownership as of the record date), you may deliver your completed proxy card in person.

How do I vote if I hold my shares in “street name”?

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting card and voting instructions with these proxy materials from that organization rather than from Nanosphere. Your bank or broker may permit you to vote your shares electronically by telephone or on the internet. A large number of banks and brokerage firms participate in programs that offer telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you by your bank or brokerage firm.

These Internet and telephone voting procedures, which comply with Delaware law, are designed to authenticate stockholders’ identities, allow stockholders to vote their shares and confirm that stockholders’ votes have been recorded properly. Stockholders voting via either telephone or the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder using such services. Also, please be aware that Nanosphere is not involved in the operation of these voting procedures and cannot take responsibility for any access, Internet or telephone service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.

Who can attend the meeting?

Only stockholders eligible to vote or their authorized representatives will be admitted to the Annual Meeting. If you are a stockholder of record and plan to attend the Annual Meeting, you must detach and bring with you the stub portion of your proxy card, which is marked “Admission Ticket.” You must also bring a valid government-issued photo identification, such as a driver’s license or a passport.

If your shares are held in street name and you wish to attend the meeting and/or vote in person, you must bring your broker or bank voter instruction card and a proxy, executed in your favor, from your broker or bank. In addition, you must bring valid government-issued photo identification, such as a driver’s license or a passport.

Security measures will be in place at the meeting and briefcases, handbags and packages are subject to inspection. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting. Anyone who refuses to comply with these requirements will not be admitted or, if admitted, will be required to leave.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote any time before your vote is cast at the meeting:

•	by submitting another properly completed proxy card with a later date;

•	by changing your vote submitted by telephone or on the internet (your latest telephone or Internet vote is counted); or

•

if you are a registered stockholder, by giving written notice of such revocation to the Secretary of Nanosphere prior to or at the meeting. If notice is to be given prior to the meeting, please send it to: Nanosphere, Inc., 4088 Commercial Avenue, Northbrook, Illinois 60062, Attention: J. Roger Moody, Jr. Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

Who will count the votes?

Our transfer agent, American Stock Transfer & Trust Company, will tabulate and certify the votes. A representative of the transfer agent will serve as the inspector of election.

How does the board of directors recommend that I vote on the proposals?

The board recommends that you vote:

•	FOR the election of the five nominees to the board of directors;

•	FOR the advisory approval of compensation of our named executive officers; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of the five nominees to the board of directors;

•	FOR the advisory approval of compensation of our named executive officers; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Will any other business be conducted at the meeting?

We are not aware of any other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, your proxy (one of the individuals named on your proxy card) will vote your shares in accordance with his best judgment if you so authorize.

How many votes are required to elect the director nominees (Proposal No. 1)?

At all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect each such director standing for election. This means that the five nominees will be elected if they receive more affirmative votes than any other person. If you vote “Withheld” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holder will vote your shares for the substitute nominee, unless you have withheld authority.

How many votes are required to approve, on an advisory basis, the compensation of our named executive officers (Proposal No. 2)?

Proposal No. 2 requires the affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter to approve, on an advisory basis, the compensation of our named executive officers.

How many votes are required to approve the ratification of the appointment of Deloitte & Touche LLP as Nanosphere’s independent registered public accounting firm (Proposal 3)?

Proposal No. 3 requires the affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter to approve the ratification of the appointment of Deloitte & Touche LLP as Nanosphere’s independent registered public accounting firm.

How will abstentions and broker non-votes be treated?

Shares voting “abstain” have no effect on the outcome of and of the matters covered by Proposal Nos. 1 and 2. For the ratification of the appointment of our independent registered public accounting firm (Proposal 3), abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote.

VOTING RIGHTS OF COMMON STOCKHOLDERS

The board has fixed the close of business on April 16, 2013 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. Holders of record of our common stock, $0.01 par value (the “Common Stock”) at the close of business on the record date will be entitled to vote together as a single class on all matters that come before the Annual Meeting. At the close of business on the record date, there were issued and outstanding 56,092,014 shares of Common Stock (representing 56,092,014 votes), each of which is entitled to vote at the Annual Meeting.

The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock, as a single class, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Information about the Nominees

Your vote is requested in favor of five directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified or their earlier resignation, removal, disqualification or death. The board, pursuant to the recommendation of the Company’s corporate governance and nominating committee, has selected the five persons listed below as nominees. The table below sets forth the names and principal occupation of each of the nominees. A summary of the background and experience of each of these individuals is set forth after the table.

Name	Age	Current Occupation
Sheli Z. Rosenberg	71	Chair of the Board

Michael K. McGarrity	50	President, Chief Executive Officer, Director

André de Bruin	66	Director

Lorin J. Randall	69	Director

Michael J. Ward	41	Director

Sheli Z. Rosenberg. Ms. Rosenberg served as a member of our board of directors from 2002 until the conclusion of her term at the 2012 annual meeting of stockholders on May 30, 2012. In February 2013, Ms. Rosenberg was re-elected to our board of directors and appointed as Chair of the Board. Ms. Rosenberg is currently Of Counsel at Skadden, Arps, Slate, Meagher & Flom LLP. Ms. Rosenberg is the retired chief executive officer, president and vice chairwoman of Equity Group Investments, Inc. She joined Equity Group Investments, Inc. in 1980 as General Counsel. She sits on the boards of three New York Stock Exchange corporations: Equity LifeStyle Properties, Inc., Strategic Hotels and Resorts, Inc. and Ventas, Inc. Based on Ms. Rosenberg’s familiarity with the Company as a long-standing member of its Board of Directors and her extensive board and operating experience with public companies with expertise in best practices in corporate governance, the Corporate Governance and Nominating Committee of the Board of Directors concluded that Ms. Rosenberg has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board of Directors

Michael K. McGarrity. Mr. McGarrity joined Nanosphere in 2005 as Chief Marketing Officer and was appointed as the Company’s President and Chief Executive and elected to the board of directors in February 2013. Mr. McGarrity, who has more than 25 years of sales and marketing experience in the medical device industry, joined the Company after 13 years with Stryker Corporation. At Stryker, he served in leadership roles in marketing and strategic development, most recently as vice president of marketing for Stryker Instruments, a $700 million division of the $4.3 billion Stryker Corporation. In this position, Mr. McGarrity’s marketing and business development acumen guided the company into markets such as post-operative pain management, waste management and interventional pain management. McGarrity is a graduate of the University of Notre Dame and began his career in commercial banking in Chicago. Based on Mr. McGarrity’s extensive marketing and industry experience and Company-specific knowledge and strategic perspective possessed by Mr. McGarrity as its President and Chief Executive Officer, the Corporate Governance and Nominating Committee of the Board of Directors concluded that Mr. McGarrity has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board of Directors.

André de Bruin. Mr. de Bruin has served as member of our board of directors since 2005. Mr. de Bruin has more than 35 years of global healthcare industry experience spanning the bio-pharmaceutical, medical device and diagnostics markets. Most recently, Mr. de Bruin was the founder and chief executive officer of DuraPorts Inc., a manufacturer of steel and fabric structures. He also serves on the board of Directors of NxThera Inc., a medical device company based in St. Paul, MN, where he is Chairman of the Board. Prior to his retirement in 2004 as executive chairman of Quidel Corporation’s board of directors, Mr. de Bruin served as the company’s chief executive officer from 1998 until 2001. He was president and chief executive officer of Somatogen and was elected chairman in 1996. Prior to joining Somatogen, Mr. de Bruin was chairman, president and chief executive officer of Boehringer Mannheim Corporation, a global healthcare concern subsequently acquired by Hoffman-La Roche. Past experience includes advisory services for Ferrer, Freeman and Company, LLC and various boards of directors. Mr. de Bruin graduated from the University of Potchefstroom in South Africa, where he earned a B.S. in finance, economics and business. Based on Mr. de Bruin’s extensive experience in the bio-pharmaceutical, medical device and diagnostics industry as both a director and executive officer, the Corporate Governance and Nominating Committee of the Board of Directors concluded that Mr. de Bruin has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board of Directors.

Lorin J. Randall. Mr. Randall has served as a member of our board of directors and the chairman of the audit committee since 2008. Mr. Randall is a financial consultant and also serves on the boards of the following healthcare companies: Tengion, Inc., Athersys, Inc. and Acorda Therapeutics, Inc. Mr. Randall previously served as senior vice president-chief financial officer of Eximias Pharmaceutical Corporation, a development stage provider of oncology therapeutics. Mr. Randall held the same position at i-STAT Corporation, a manufacturer of medical diagnostic devices, which was acquired by Abbott Laboratories in 2004. His career also includes senior management positions at CFM Technologies, a semiconductor manufacturing equipment company; Greenwich Pharmaceutical Corporation, a development stage provider of immune system disease therapeutics; and Surgilase, a provider of surgical lasers to hospitals and clinics. Mr. Randall received a B.S. in accounting from The Pennsylvania State University and an M.B.A. from Northeastern University. Based on Mr. Randall’s background as a financial consultant, executive and director at diagnostic and other healthcare companies, as well as his expertise in finance, accounting, internal controls and enterprise risk, the Corporate Governance and Nominating Committee of the Board of Directors concluded that Mr. Randall has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board of Directors.

Michael J. Ward. Mr. Ward was elected to our board of directors in February 2013. Mr. Ward joined Lurie Investments, Inc. in 2009 as a Vice President and is currently a Director of Investments at Lurie Investments responsible for managing investment activities. Prior to joining Lurie Investments, Mr. Ward gained over 15 years of investment banking experience at Credit Suisse, Prudential Securities, Dresdner Kleinwort Wasserstein, BMO and Leerink Swann. Mr. Ward is a member of the board of directors of CytoPherx, Inc., an acute renal failure-focused therapeutic medical device company based in Ann Arbor, MI, and Discera, Inc., a MEMS (micro-electrical mechanical system) products company based in San Jose, CA. Based on Mr. Ward’s familiarity with the Company as a member of senior management at Lurie Investments and his investment banking experience, the Corporate Governance and Nominating Committee of the Board of Directors concluded that Mr. Ward has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board of Directors.

Each of the above nominees has indicated a willingness to serve. Should any nominee become unavailable prior to the Annual Meeting, your proxy will vote your shares for the person or persons recommended by the board to the extent you authorize. If you sign and return your proxy (whether by mail, telephone or internet) your shares will be voted for the director slate nominated by the board except to the extent that you withhold authority for any nominee(s). The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote is required to elect the five nominees as directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT

YOU VOTE IN FAVOR OF THE ABOVE NOMINEES FOR

THE BOARD OF DIRECTORS.

Board of Directors; Committees

During the fiscal year ended December 31, 2012 (“Fiscal Year 2012”), the board of directors held a total of six in-person or telephonic board meetings and took action by unanimous written consent on one occasion. All of our director nominees have agreed, if elected at the Annual Meeting, to serve from the Annual Meeting until the next annual meeting of stockholders in 2014 and until their successors have been duly elected and qualified or their earlier resignation, removal, disqualification or death. There are no arrangements between any director or executive officer and any other person pursuant to which the director or officer is to be selected as such. There is no family relationship between the directors, executive officers or persons nominated or appointed by the board to become directors or executive officers. Current directors Sheli Z. Rosenberg, André de Bruin, Lorin J. Randall and Michael J. Ward are “independent” in accordance with the rules of the NASDAQ Global Market.

Except for Chad A. Mirkin, PhD. and Sheli Z. Rosenberg, each director attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings of all committees of the board of directors on which he or she served for Fiscal Year 2012.

The board of directors has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The function, composition, and number of meetings of each of these committees are described below.

Audit Committee

André de Bruin, Lorin J. Randall and Sheli Z. Rosenberg currently serve on our Audit Committee. Mr. Randall is the chairman of our Audit Committee. The board of directors has determined that each of Mr. de Bruin, Mr. Randall and Ms. Rosenberg is “independent” pursuant to Rule 10A-3 of the Exchange Act. We believe that the composition of our Audit Committee meets the requirements for independence and financial sophistication under the current requirements of the NASDAQ Global Market and SEC rules and regulations. In addition, the board of directors has determined that Mr. Randall qualifies as an “audit committee financial expert” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules of the NASDAQ Global Market.

The Audit Committee’s responsibilities include, but are not limited to:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing, discussing with management and the independent registered public accounting firm and approving our annual and quarterly financial statements and related disclosure;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•

establishing policies and procedures for the receipt and retention of confidential, anonymous submissions by our employees regarding questionable accounting, internal control, financial disclosure or auditing related complaints and concerns; and

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement.

The Audit Committee held a total of five meetings in person or by written consent in Fiscal Year 2012. Our Audit Committee’s charter can be found on our website at http://www.nanosphere.us in the “Investor Relations/Media” section under the heading “Corporate Governance.” Any amendments to this charter shall be posted to the website promptly upon adoption by the Audit Committee.

Compensation Committee

Sheli Z. Rosenberg, André de Bruin and Michael J. Ward currently serve on the Compensation Committee. Ms. Rosenberg is the chair of our Compensation Committee. We believe that the composition of our Compensation Committee meets the requirements for independence under the current requirements of the NASDAQ Global Market, the requirements for non-employee directors under the Exchange Act, and the requirements for outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Compensation Committee’s responsibilities include, but are not limited to:

•	annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and reviewing and recommending the compensation of our chief executive officer to the board;

•	annually reviewing and approving corporate goals and objectives relevant to compensation of our other executive officers;

•	overseeing and administering our compensation, welfare, benefit and pension plans and similar plans;

•	engaging, compensating and evaluating the independence of outside professional advisors to the Committee, and assessing and resolving any conflicts of interests of any such advisors; and

•	reviewing and making recommendations to the board with respect to director compensation.

The Compensation Committee held a total of five meetings in person or by written consent in Fiscal Year 2012. Our Compensation Committee’s charter can be found on our website at http://www.nanosphere.us in the “Investor Relations/Media” section under the heading “Corporate Governance.” Any amendments to this charter shall be posted to the website promptly upon adoption by the Compensation Committee.

Corporate Governance and Nominating Committee

Michael J. Ward, Chad A. Mirkin and Lorin J. Randall serve on the Corporate Governance and Nominating Committee. Mr. Ward is the chair of our Corporate Governance and Nominating Committee. We believe that the composition of our Corporate Governance and Nominating Committee meets the requirements for independence under the current requirements of the NASDAQ Global Market.

The Corporate Governance and Nominating Committee’s responsibilities include, but are not limited to:

•	developing and recommending to the board criteria for board and committee membership;

•	establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;

•	identifying individuals qualified to become board members;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the board a code of business conduct and ethics and a set of corporate governance guidelines; and

•	overseeing the evaluation of the board and management.

The Corporate Governance and Nominating Committee will consider recommendations for director candidates submitted in good faith by stockholders. A stockholder recommending an individual for consideration by the Corporate Governance and Nominating Committee must provide (i) evidence of ownership of shares of the Company’s Common Stock, (ii) the written consent of the candidate(s) for nomination as a director, (iii) a resume or other written statement of the qualifications of the candidate(s) and (iv) all information regarding the candidate(s) that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the board, including, without limitation, name, age, business and residence address and principal occupation or employment during the past five years. Stockholders should send the required information to the Company at 4088 Commercial Avenue, Northbrook, Illinois 60062, Attention: J. Roger Moody, Jr. In order for a stockholder’s nomination of a candidate for nomination as a director to be valid, under the Company’s amended and restated by-laws notice of such nomination must be received by the Corporate Governance and Nominating Committee no more than 120 days and no less than 90 days prior to the one year anniversary of the previous year’s annual meeting date.

The Corporate Governance and Nominating Committee evaluates all candidates for nomination, whether identified by the committee or proposed by a stockholder, by considering a number of criteria, which include the candidate’s reputation, integrity, business acumen, diligence, experience, age, potential conflicts of interest, the ability to act in the interests of all stockholders, and the perceived need of the board of directors. Although the Corporate Governance and Nominating Committee does not have a formal diversity policy, it endeavors to comprise the board of directors of members with a broad mix of professional and personal backgrounds. Thus, the Corporate Governance and Nominating Committee accords some weight to the individual professional background and experience of each director. Further, in considering nominations, the Corporate Governance and Nominating Committee takes into account how a candidate’s professional background would fit into the mix of experiences represented by the then-current board of directors. When evaluating a nominee’s overall qualifications, the Corporate Governance and Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily required of all prospective nominees.

In Fiscal Year 2012 the Corporate Governance and Nominating Committee acted to approve the slate of nominees for election to the Board of Directors at the Company’s annual meeting of stockholder on May 30, 2012 during a meeting of the full Board of Directors. The Corporate Governance and Nominating Committee held one meeting in person or by written consent in Fiscal Year 2012. Our Corporate Governance and Nominating Committee’s charter can be found on our website at http://www.nanosphere.us in the “Investor Relations/Media” section under the heading “Corporate Governance.” Any amendments to this charter shall be posted to the website promptly upon adoption by the Corporate Governance and Nominating Committee.

Corporate Governance

Code of Business Conduct and Ethics

We maintain a Code of Business Conduct and Ethics and an Anti-Corruption, Bribery and Compliance Policy (collectively, our “Ethics Policies”) applicable to all of our employees, officers and directors. Our Ethics Policies can be found on our website at http://www.nanosphere.us in the “Investor Relations/Media” section under the heading “Corporate Governance.” Any amendments to or waivers from our Ethics Policies shall be posted to our website within four business days in accordance with paragraph (c) of Item 5.05 of Form 8-K.

Communications with the Board of Directors

The board has provided a procedure for shareholders or other persons to send written communications to the board, a board committee or any of the directors, including complaints to the Audit Committee regarding accounting, internal accounting controls, or auditing matters. Shareholders may send written communications to the board, the appropriate committee or any of the directors by certified mail only, c/o J. Roger Moody, Jr., Nanosphere, Inc., 4088 Commercial Avenue, Northbrook, Illinois 60062. All such written communications will be compiled by the chief financial officer and promptly submitted to the board, a committee of the board or the individual directors, as appropriate. These communications will be retained with Nanosphere’s corporate records.

Director Attendance at Annual Meeting of Shareholders

We do not have a formal policy regarding attendance by directors at our annual meeting of shareholders but invite and encourage all directors to attend. Five of our then directors attended our 2012 annual meeting of stockholders on May 30, 2012. We make every effort to schedule our annual meeting of shareholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law.

Board Leadership Structure

Currently, the Company has separated the roles of Chief Executive Officer and Chairman of the Board. The Company believes that at this time the separation of these roles permits the Chairman of the Board to focus on oversight of the Company’s long-term corporate development goals while the Chief Executive Officer focuses on the strategic direction of the Company and oversees the day to day performance of the other executive officers in executing the Company’s business plan. Executive sessions of the board of directors consisting only of non-management directors are held periodically as determined by the non-management directors. Such Executive sessions typically occur immediately following regularly scheduled meetings of the board of directors, and may occur at any additional times and places as the non-management directors may determine.

Pursuant to authority vested in the Audit Committee of the board of directors pursuant to its charter, the Audit Committee is responsible for overseeing the Company’s financial risk exposure and assisting the board of directors in overseeing the Company’s risk assessment and risk management policies and procedures. The Audit Committee discharges its risk oversight responsibilities as part of its quarterly reviews of the Company’s quarterly and annual financial statements by discussing with management, the Company’s independent auditors and outside legal counsel the Company’s risk profile and its financial risk exposure and assisting the board of directors with respect to risk mitigation policies and procedures as determined by the board of directors. In addition, the Compensation Committee has assessed the Company’s compensation programs as described under “Compensation Risk Assessment” in this Proxy Statement.

Policies and Procedures for Related Party Transactions

Our Audit Committee charter provides that our Audit Committee must review and approve in advance any related party transaction. All of our directors, officers and employees are required to report to our Audit Committee any such related party transaction for approval prior to its completion. In approving or rejecting a proposed related party transaction, our Audit Committee shall consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the risks, costs and benefits to us, the terms of the transaction and the impact on a director’s independence. Our Audit Committee shall approve only those related party transactions that, in the light of known circumstances, are consistent with, our best interests, as our audit committee determines in the good faith exercise of its discretion. A related party transaction includes any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person.

In addition, any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature will be reviewed by the Audit Committee on an ongoing basis to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the Audit Committee, if any, and that all required disclosures regarding the related person transaction are made. No such transactions were approved during fiscal 2012.

Compensation Risk Assessment

In setting compensation, the Compensation Committee considers the risks to the Company’s stockholders and to achievement of its goals that may be inherent in its compensation programs. The Compensation Committee conducted a risk assessment of the Company’s compensation programs, including its executive compensation programs. The Compensation Committee reviewed and discussed its assessment with management and outside legal counsel and concluded that the Company’s compensation programs are within industry standards and are designed with the appropriate balance of risk and reward to align employees’ interests with those of the Company and do not incent employees to take unnecessary or excessive risks. Although a portion of our executives’ and employees’ compensation is performance-based and “at risk,” we believe our compensation plans are appropriately structured and are not reasonably likely to result in a material adverse effect on the Company.

Information about Executive Officers and Key Employees

The table below sets forth the names and ages of our executive officers and key employees, as well as the positions and offices held by such persons as of April 23, 2013. A summary of the background and experience of each of these individuals is set forth after the table. For biographical information for Michael K. McGarrity please see “Election of Directors - Information about the Nominees” above.

Name	Age	Position with Nanosphere
Michael K. McGarrity	50	President and Chief Executive Officer

J. Roger Moody, Jr.	45	Chief Financial Officer, Vice President of Finance & Administration, Treasurer and Secretary

Kenneth Bahk, PhD	39	Chief Strategy Officer

Winton G. Gibbons	50	Senior Vice President, Business Development

J. Roger Moody, Jr. Mr. Moody joined Nanosphere in 2007 as Chief Financial Officer and Vice President of Finance & Administration. He also serves as the Company’s Treasurer and Secretary. Mr. Moody has more than 20 years of experience in leading finance, corporate development and operations for high growth healthcare and technology companies. Previously, Mr. Moody spent six years at Medsn, a medical education company where he began as chief financial officer and was promoted to chief operating officer where he led Medsn’s United States and off-shore operations. Mr. Moody also served as chief financial officer and led corporate development for two private venture backed companies sold to strategic partners. Additionally, Mr. Moody provided mergers and acquisition and strategic advisory services to technology and healthcare companies for Volpe Brown Whelan & Company. Mr. Moody began his career at IBM. Mr. Moody received his B.S. from Syracuse University and his M.B.A. from the University of Chicago, Graduate School of Business.

Kenneth Bahk, PhD Dr. Bahk joined Nanosphere in April 2013 as Chief Strategy Officer. He most recently served as a Director of Investments at Lurie Investments, focusing on investments in diagnostics and life sciences. Dr. Bahk currently serves on the board of directors of Aperion Biologics, Geneweave Biosciences, and Viamet Pharmaceuticals. Dr. Bahk has been active in leadership positions for the premier diagnostic and molecular diagnostic organizations, and most recently was Chair of Strategic Opportunities, a committee charged with understanding key market trends and movements for the Association for Molecular Pathology. Prior to joining Lurie Investments in 2008, Dr. Bahk worked in Marketing and Market Development at Nanosphere, Inc. and led key efforts to identify assays and competitive positioning which shaped the current strategy for multiplexed molecular diagnostics. He received his PhD in biochemistry and molecular biology and MS in neurobiology and physiology from Northwestern University, and his MBA from the Kellogg School of Management.

Winton G. Gibbons. Mr. Gibbons joined us in 2007 as Senior Vice President, Business Development. From 2005 to 2007, he was senior vice president for strategic and global product marketing at Biosite (now Inverness Medical). For the period of 1997 through 2005, he was a sell-side equity analyst for the investment firm of William Blair & Company, LLC, covering diagnostic, life science and biotechnology companies, and during which he became a principal, as well as group head for healthcare. Prior to that position, from 1994 to 1997, Mr. Gibbons was vice president of strategy and business development for the Patient Care Division of Boehringer Mannheim Diagnostics (now Roche Diagnostics). He has also been a director of management services at Merck & Co., a consultant and manager at McKinsey & Company, and held marketing and sales positions at Conoco Chemicals, where he began his career. Mr. Gibbons holds an M.B.A. in Finance and Business Policy from the University of Chicago, Graduate School of Business and a B.S. degree in Chemistry from Duke University. On December 27, 2012, Mr. Gibbons entered into a separation agreement with the Company providing for his resignation from all positions with the Company effective April 30, 2013.

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the board of directors is responsible for establishing and implementing our compensation philosophy, as detailed below. The Compensation Committee reviews and approves all of our compensation policies, including executive officer salaries, bonuses and equity incentive compensation. The Compensation Committee ensures that the total compensation paid to the executive officers is fair, reasonable, competitive, and includes incentives that are designed to appropriately drive corporate performance.

The Compensation Committee reviews and approves the annual compensation for our executive officers, other than our chief executive officer, with respect to whom the Compensation Committee reviews and recommends the compensation for approval by the board of directors, which approval was obtained with respect to all 2012 compensation of our chief executive officer. The Compensation Committee may retain the services of an independent compensation consultant or research firm with respect to compensation of all named executive officers, but did not do so with respect to 2012 compensation. In March 2013, the Compensation Committee engaged The Hawthorne Group as an independent compensation consultant to assist with reviewing the Company’s executive compensation. In addition, the Compensation Committee considers recommendations from the chief executive officer.

Overview of Compensation Philosophy and Objectives

The compensation of our executive officers is based in part on the terms of the employment agreements that we entered into with each of our named executive officers. In addition, our “pay-for-performance” philosophy is among the fundamental tenets of our executive compensation program. We have adopted an approach to compensation comprised of a mix of short-term and long-term components that are designed to provide proper incentives and to reward our executive officers.

Our intent regarding the compensation of our executive officers is to provide salary levels and compensation incentives that:

•	are competitive within the life sciences and medical technology industries;

•	attract and retain talented and experienced executives;

•	motivate our executives to manage our business to meet our short-term and long-term business objectives;

•	align the interests of our executives and stockholders by motivating the executives to increase stockholder value; and

•	tie executive compensation to the achievement of certain short-term and long-term corporate objectives.

Compensation Policies and Procedures

Our Compensation Committee is responsible for administering our compensation practices. Our Compensation Committee was appointed by our board of directors, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Code, and non-employee directors for purposes of Rule 16b-3 under the Exchange Act. Our Compensation Committee members are Sheli Rosenberg, André de Bruin and Michael J. Ward, with Ms. Rosenberg as our Compensation Committee chair. Our Compensation Committee holds meetings as necessary throughout the year.

Within the context of the overall objectives of our executive compensation philosophy, the Compensation Committee determines the specific types and amounts of compensation to be paid to each of our named executive officers based on a number of factors including:

•	the roles and responsibilities of our executives;

•	the individual experience and skills of, and expected contributions from, our executives;

•	compensation levels of executive officers at peer companies in the life sciences and medical technology industries; and

•	our executives’ historical compensation at the Company.

In determining the appropriate amounts and mix of various types of compensation for the named executive officers, the Compensation Committee considers the competitiveness of the Company’s overall compensation arrangements. In connection with the Company’s initial public offering in 2007, the Compensation Committee considered the executive compensation practices at 28 peer companies in the life sciences and medical technology industries and concluded that the compensation of the Company’s named executive officers was appropriately near the 50th percentile of compensation paid to the named executive officers of these peer companies as a function of both total compensation paid and the allocation among the various components of compensation paid. The Compensation Committee has adjusted the compensation of the named executive officers each year based on the Committee’s assessment of current market conditions and Company and individual performance but has not formally evaluated peer company compensation data nor engaged any outside advisors with respect to director or executive compensation matters from 2008 through 2012. The Compensation Committee retains complete discretion with respect to the types and amounts of compensation awards each year.

When discussing performance evaluations and setting new compensation levels, the Compensation Committee will review and consider recommendations from the chief executive officer regarding the performance and contributions of the other named executive officers, other than for himself. In its sole discretion, the Compensation Committee may accept or reject, in whole or in part, the recommendations of the chief executive officer. For 2012, the Compensation Committee evaluated executive officer compensation levels by considering the Company’s overall performance and that of our chief executive officer, and input from our chief executive officer with respect to the performance and individual contributions of the other named executive officers. Our chief executive officer does not participate in discussions about the amount of his own compensation. With the exception of our chief executive officer, the Compensation Committee has the final authority regarding the overall compensation for the executive officers. In the case of our chief executive officer, the Compensation Committee evaluates our chief executive officer’s performance and contributions and recommends compensation levels to the board of directors. In its sole discretion, the board of directors may accept or reject, in whole or in part, the recommendations of the Compensation Committee with respect to our chief executive officer’s overall compensation. For 2012, the board of directors reviewed and accepted all of the recommendations of the Compensation Committee.

Stockholder Say-on-Pay Advisory Vote

The Compensation Committee attempts to balance the interests of stockholders, regulators, and other interested parties. In 2012, we sought a stockholder say-on-pay advisory vote regarding executive compensation, and approximately 91% of the votes cast were in favor of our executive compensation. The Committee viewed this vote as supportive of the Company’s overall approach to executive compensation. Due to such strong stockholder support, we did not make any material changes to our compensation policies in 2012. In accordance with the stockholder advisory vote at our 2011 annual meeting of stockholders, we intended to continue seeking a stockholder say-on-pay advisory vote regarding executive compensation on an annual basis.

Elements of Compensation

The compensation of our named executive officers consists primarily of five components:

•	base salary;

•	annual incentive cash bonuses;

•	equity-based incentives;

•	other benefits; and

•	severance and termination protection, in the case of some, but not all of our executive officers.

In general, total compensation is geared to be sufficient to attract and retain excellent talent. In determining the adjustments to the compensation of our executive officers for the fiscal year ended December 31, 2012 and prior periods, we relied on the experience of the members of our Compensation Committee who serve on the boards of directors for other similar companies, and we annually take into account the performance of each executive officer, their contributions toward the Company’s success, and the

Company’s growth and stage of development. Beginning in 2013, the Compensation Committee also has engaged The Hawthorne Group as an independent compensation consultant with respect to executive compensation.

We use a mix of short-term compensation (base salaries and cash incentive bonuses) and long-term compensation (equity incentive compensation) to provide a total compensation structure that is designed to achieve our pay-for-performance philosophy and our compensation objectives. We discuss each of the principal elements of our executive compensation in detail below.

Annual Cash Compensation

Base Salary

In general the base salaries are designed to provide a consistent base of income and to attract the appropriate level of talent. Our executive base salaries reflect (1) the initial base salaries that we negotiated with each of them at the time of their initial employment or promotion to their current positions, (2) in the case of Mr. Moffitt, the base salary reflected in his most recent employment agreements for 2012 and 2013; (3) in the case of Mr. McGarrity, an increase in his base salary based on his additional responsibilities upon his promotion as president and chief executive officer on February 8, 2013; and (4) our subsequent adjustments to these amounts, generally between 2% and 5% each year, are primarily attributable to the Company’s annual performance and any changes in our executives’ roles and responsibilities.

The following table presents base annual salaries for our named executive officers in 2012 and 2013:

	2013		2012
William P. Moffitt, III, As President and Chief Executive Officer through February 8, 2013	$457,885	(1)	$457,885
Michael K. McGarrity, As Chief Commercial Officer through February 8, 2013 and as President and Chief Executive Officer after February 8, 2013	$330,000		$298,453
J. Roger Moody, Jr., Chief Financial Officer	$310,000		$303,966
Winton G. Gibbons, Senior Vice President, Business Development	$284,109	(2)	$284,109
Timothy J. Patno, Chief Technology Officer	$280,000	(3)	$278,100

(1)	Mr. Moffitt’s actual salary in 2013, prorated through the effective date of his termination as an employee of the Company on April 14, 2013, is $132,082.

(2)	Mr. Gibbons’ actual salary in 2013, prorated through the effective date of his termination as an employee of the Company on April 30, 2013, is $95,067.
(3)	Mr. Patno’s actual salary in 2013, prorated through the effective date of his termination as an employee of the Company on April 23, 2013, is $88,322.

The base salaries of our executive officers are reviewed annually. We may also increase the base salary of an executive officer at other times if a change in the scope of the officer’s responsibilities justifies such consideration or in order to maintain salary equity among our executive officers or for competitive reasons.

Annual Incentive Compensation

Annual incentive awards are designed to reward near-term operating performance and the achievement of milestones critical to our success in both the near and the long-term. Consistent with our emphasis on pay-for-performance, we have adopted an executive incentive bonus program. Executive officers will have an opportunity to earn bonuses based on the attainment of Company performance goals and a subjective analysis of individual performance that contributes to the attainment of those goals. The target bonuses and our establishment of business goals for the Company reinforces three of our compensation goals — namely, to motivate our executives toward even higher achievement and business results, to tie our executives’ goals and interests to ours and our stockholders’ and to enable us to attract and retain highly qualified individuals.

Since inception of our executive incentive bonus program in 2003, our employment offer letters to the executive officers provide for participation in this incentive program and establish the target bonus amounts which are initially set in the employment offer letters but are subject to adjustment by the Compensation Committee. The target bonuses merely reflect an opportunity to receive the specified award, conditioned upon satisfaction of Company performance goals, but are not guarantees for their payout. Under our executive incentive bonus program, we may elect to not pay all or a portion of the target bonus regardless of whether the Company performance goals are fully or partially achieved. This was the case for 2012 when the Compensation Committee elected in early 2013 to pay no bonuses to the executive officers for 2012 performance. The ultimate payout is determined by the Compensation Committee based on its assessment of the Company’s performance goals in light of strategic and operational priorities of the Company. This assessment includes a subjective analysis of individual performance that contributed to the achievement of those goals, and our chief executive officer’s recommendations with respect to the contributions and performance of the other named executive officers. In the case of our chief executive officer’s bonus, the ultimate payout is determined by the board of directors after reviewing the recommendation of the Compensation Committee.

The board of directors determines the target bonus opportunity for our chief executive officer after reviewing the recommendation of the Compensation Committee, and the Compensation Committee determines the target bonus amounts for the other named executive officers, during a given year, as further incentives to motivate our executives to meet our business objectives. For 2012, the board of directors reviewed and accepted the recommendation of the Compensation Committee and set Mr. Moffitt’s target bonus opportunity at 60% of base salary. For 2012, the Compensation Committee considered Mr. Moffitt’s input with respect to the other four named executive officers and set all other named executive officers’ 2012 target bonus opportunity at 35% of base salary. The target bonuses are reflective of our historical emphasis on performance-based compensation. This approach to compensation is consistent with our overall pay-for-performance philosophy.

With respect to the Company performance goals, our chief executive officer, in consultation with the other executive officers, develops performance goals for the Company and submits the recommended goals for the approval of the Compensation Committee. In its sole discretion, the Compensation Committee may accept or reject, in whole or in part, the Company performance goals recommended by our chief executive officer. For 2012, the Compensation Committee reviewed and accepted the Company performance goals that Mr. Moffitt recommended. In 2012, the Company performance goals were as follows:

•	Financial performance: Achieving revenue and expense reduction targets;

•

Product development and commercialization: Making progress in the development and commercialization of the Company’s infectious disease assays including its BC-GP, C. difficile, enteric and BC-GN tests as well as 2C19 and cTnl assays; and

•	Partnership development.

All of these performance goals require the application of subjective judgment and are considered by the Compensation Committee in the context of the Company’s overall progress with respect to its business plan, the commercialization status of its products and sales, and the overall strategic and operational priorities of the Company. Therefore, their outcomes are substantially uncertain at the time established. At the close of the performance period, our chief executive officer assesses achievement of the Company performance goals, discusses with the Compensation Committee both that assessment and the contributions of each of the named executive officers toward achievement of the Company performance goals, and submits recommendations for bonus payouts for the approval of the Compensation Committee. The Compensation Committee discusses and reviews our chief executive officer’s assessment of the achievement of the Company performance goals, his own individual achievements and the contributions and individual performance of the other named executive officers, and in its sole discretion may accept or reject, in whole or in part, the recommendations of our chief executive officer. For 2012, the Compensation Committee considered the Company’s progress toward achieving the Company performance goals as indicated above, and determined that no bonuses be paid to any named executive officers for 2012.

For our chief executive officer, the Compensation Committee and board of directors retains the right to modify the portion of the target bonus to be paid to our chief executive officer based on the Compensation Committee’s subjective analysis of the attainment of the Company performance goals and of the chief executive officer’s contribution toward achievement of those goals. This process enables the Compensation Committee to more closely align the chief executive officer’s performance with the operation and strategic priorities of the Company, which can change from year to year and even during the course of any given year. At the end of every fiscal year, the Compensation Committee assesses the achievement of the Company performance goals and reports to the board of directors its assessment and bonus recommendations with respect to the chief executive officer. In its sole discretion, the board of directors may accept or reject, in whole or in part, the bonus recommendations of the Compensation Committee. For 2012, the board of directors reviewed and accepted the Compensation Committee’s recommendation to not pay any bonus with respect to the chief executive officer.

In 2012, the target bonus amounts and actual payouts were as follows:

	Annual Target	Payout
William P. Moffitt, III President and Chief Executive Officer	$274,731	$0
J. Roger Moody, Jr. Chief Financial Officer	$106,388	$0
Winton G. Gibbons Senior Vice President, Business Development	$99,438	$0
Michael K. McGarrity Chief Commercial Officer	$104,458	$0
Timothy J. Patno Chief Technology Officer	$97,335	$0

The Compensation Committee determined not to award any bonuses to the named executive officers for 2012 by assessing the Company’s progress toward the achievement of the 2012 Company performance goals. The Compensation Committee noted that achievement of goals does not automatically result in a partial or 100% payout nor does failure to achieve any goals automatically result in no payout. However, the Compensation Committee was of the view that the Company’s near-term operational performance was below expectation and the Company’s current stock price demonstrated the market’s disappointment with the Company’s performance in 2012. Accordingly, the Compensation Committee determined that the Company and its named executive officers should be awarded no bonus for 2012. The Compensation Committee retains complete and absolute discretion to differentiate among the executive officers with respect to the portion of the target bonus paid to any executive officer based on the Compensation Committee’s subjective analysis of performance and our chief executive officer’s input with respect to the other named executive officers. For 2012 bonuses, the Compensation Committee made its compensation determinations based the overall progress with respect to the strategic and operational priorities of the Company, including the perception in the market that the Company did not achieve expectations in 2012. Final decision making authority with respect to all compensation decisions for the chief executive officer rests with the board of directors, which takes into account the recommendations of the Compensation Committee with respect to the chief executive officer.

Equity Incentive Compensation

We grant equity incentive awards in the form of stock options and restricted stock awards to align the interests of our executive officers with the interests of our stockholders. Our decisions regarding the amount and type of equity incentive compensation and relative weighting of these awards among total executive compensation have been initially based on our negotiations with our executives in connection with their initial employment or promotion by our Company.

We have typically made grants of equity incentive awards to our executive officers on a periodic basis. All such grants are reviewed and approved by the Compensation Committee at regularly scheduled Committee meetings throughout the year. Awards to our chief executive officer are approved by the Compensation Committee and are subject to approval by the board of directors. The date of grant and the fair market value of the awards are established on the date of final approval by the Committee, or by the board of directors in the case of an award to our chief executive officer, in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 718, “Compensation - Stock Compensation.” Such fair market value is defined in our 2007 Long-Term Incentive Plan to mean the closing market price of a share of our common stock on the date of the grant, as reported on the NASDAQ Global Market for periods subsequent to our initial public offering. We do not have any program, plan or practice of setting the exercise price at a price less than fair market value of our common stock on the grant date. We do not have any program, plan or obligation that requires us to grant equity compensation on specified dates to our named executive officers.

In our year ended December 31, 2012, we made a grant of equity incentive awards to our executive officers other than Mr. Moffitt, as described under “Stock Option Awards” and “Restricted Stock Purchase Awards” below.

Stock Option Awards

Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with our Company. In general, we provide our executives and all of our employees, with service-based stock options that have both gradual and cliff vesting schedules. The gradually-vesting stock options are earned on the basis of continued service to us and generally vest over four years, 25% on each of the four anniversaries of the date of grant. The cliff-vested stock options vest in full on the seventh anniversary of the date of grant. However, the vesting of these stock options is subject to acceleration based on the achievement of distinct corporate milestones relating to product launch, revenues and profit margins, which are identical for all executive officers and for all employees generally. Historically, one-half of the total grants of stock options have typically been subject to the service-based vesting, and the other half are granted with a seven year cliff-vesting schedule, subject to acceleration based on the achievement of distinct corporate milestones. Additionally, the stock option awards have included acceleration of vesting provisions upon a change in control of the Company.

With respect to the acceleration of cliff-vested awards, if there are five milestones associated with the grant of cliff-vested stock options, then 20% of the options granted shall immediately vest and become exercisable upon the achievement of each performance milestone.

We have granted stock options as incentive stock options in accordance with Section 422 of the Code, subject to the volume limitations contained in the Code, as well as non-qualified stock options. Generally, for stock options that do not qualify as incentive stock options, we are entitled to a tax deduction in the year in which the stock options are exercised equal to the difference between the exercise price and the fair market value, at the time of exercise, of the stock for which the stock option was exercised. The holders of the non-qualified stock options are generally taxed on this same amount in the year of exercise. For stock options that qualify as incentive stock options, we do not receive a tax deduction, and the holder of the stock option may receive more favorable tax treatment than he or she would for a non-qualified stock option unless the holder makes a disqualifying disposition, generally by failing to hold the stock for the period required by the Code. Historically, we have primarily granted incentive stock options to provide these potential tax benefits to our executives and because of the limited expected benefits to our company of the potential tax deductions as a result of our historical net losses.

Effective March 27, 2007, we adopted, as approved by our shareholders, the 2007 Long-Term Incentive Plan, or the 2007 Plan, that affords more flexibility to our Compensation Committee by allowing grants of a wide variety of equity awards to our key employees, directors and consultants, including non-qualified stock options, shares of restricted stock and other awards that are valued by reference to the fair market value of our common stock. This plan is designed to assist us in attracting, retaining, motivating and rewarding key employees, directors and consultants and providing long-term value for our stockholders by closely aligning the interests of these individuals with those of our stockholders. The 2007 Plan replaced our 2000 Equity Incentive Plan, or the 2000 Plan, and since the adoption of our 2007 Plan, no grants have been or will be made under the 2000 Plan. On February 14, 2012, the Compensation Committee awarded stock option grants to Messrs. Moody, Gibbons, McGarrity and Patno covering 250,000, 60,000, 250,000 and 250,000 shares, respectively. These stock option awards were issued in the ordinary course as general incentive compensation awards.

Restricted Stock Awards

We may grant restricted stock awards from time to time to provide our executive officers with restricted shares of our common stock. The shares of restricted stock may have a vesting period and may be subject to mandatory repurchase by us in connection with termination of employment. In 2012, the Company did not grant any restricted stock awards to any of the named executive officers.

Other Compensation

The Compensation Committee approved the payment of a retention bonus in the amount of $73,142 to Mr. Moody. The retention bonus was paid on April 26, 2013.

All of our executive officers are eligible for benefits offered to employees generally, including life, health, disability and dental insurance and participation in our 401(k) plan. We intend to continue to maintain our current benefits for our executive officers. The Compensation Committee in its discretion may revise, amend or add to the executive officers’ benefits and perquisites if it deems it advisable. We do not believe it is necessary for the attraction or retention of executive talent to provide executive officers with a substantial amount of compensation in the form of perquisites. In 2012, no such perquisites were provided.

Post-Employment Severance and Change in Control Benefits

Chief Executive Officer

On July 19, 2004, we entered into an employment agreement with Mr. Moffitt which expired on December 31, 2008. As of January 1, 2009, we entered into a new employment agreement with Mr. Moffitt which expired on December 31, 2011. On December 28, 2011, we entered into a new employment agreement with Mr. Moffitt which expired on December 31, 2012. On January 1, 2013, we entered into a new employment agreement with Mr. Moffitt. On February 8, 2013, the Board terminated without cause the employment of Mr. Moffitt as President and Chief Executive Officer of the Company, subject to the continuation of his employment through April 14, 2013 and his entry into a separation agreement with the Company that was executed by Mr. Moffitt and the Company on April 11, 2013. Mr. Moffitt tendered his resignation as a member of the Board on February 10, 2013.

Mr. Moffitt’s employment agreement provides for severance pay should Mr. Moffitt incur a loss of employment or a significant change in employment during the term of the agreement. Under the terms of his employment agreement, Mr. Moffitt has the right to receive a transaction bonus (the “Transaction Bonus”) in an amount equal to 1% of the net proceeds of any transaction constituting a Change in Control (a “Change in Control”) of the Company, which occurs during the term of his employment agreement or within six months after April 14, 2013. A Change in Control means (i) the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 or any comparable successor provisions (other than stockholders (or affiliates thereof) of the Company as of July 19, 2004), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the outstanding shares of common stock of the Company (on a fully-diluted basis) or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors of the Company; (ii) the consummation of a reorganization, merger or consolidation of the Company, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company; or (iii) the sale of all or substantially all of the Company’s assets, provided that, in each case, such event is considered either a change in the ownership of the Company, within the meaning of Treas. Reg. § 1.409A-3(i)(5)(v) or a change in the ownership of a substantial portion of the Company’s assets, within the meaning of Treas. Reg. § 1.409A-3(i)(5)(vii).

Mr. Moffitt’s employment agreement and his separation agreement provide that because his employment was terminated without cause, Mr. Moffitt shall receive his base 2013 salary prorated through April 14, 2013, the Transaction Bonus (if applicable), and unreimbursed expenses and other entitlements to April 14, 2013. Thereafter, Mr. Moffitt shall receive (i) $250,000, payable in installments at the rate of his 2013 base salary in in accordance with the Company’s customary payroll practices, and (ii) full and immediate vesting on February 8, 2013 of all outstanding restricted stock awards granted to him on November 25, 2009.

Mr. Moffitt’s employment agreement and separation agreement also provide for an excise tax gross-up payment if payments received by Mr. Moffitt under his employment agreement and other payments received under other agreements or employee benefit plans in connection with a Change in Control result in the imposition of a golden parachute excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended. However, it has been determined that no such excise tax gross-up payment will be payable.

Mr. Moody

In the event Mr. Moody is terminated for reasons other than cause, he will be entitled to a lump-sum severance payment equivalent to five months’ base salary plus a prorated annual bonus. In the event the Company is acquired and his employment is terminated without cause as a result of that acquisition or no job of similar status and compensation is offered to him, Mr. Moody will receive a lump-sum severance payment equivalent to ten months’ base salary plus a prorated annual bonus.

Mr. Gibbons

In the event Mr. Gibbons is terminated for reasons other than for cause, he will be entitled to a lump sum severance payment equivalent to five months’ base salary plus a prorated annual bonus. Pursuant to the separation agreement entered into between Mr. Gibbons and the Company on December 27, 2012, Mr. Gibbons will receive no compensation or other benefits subsequent to the April 30, 2013 effective date of his resignation from the Company.

Mr. McGarrity

In the event Mr. McGarrity is terminated for reasons other than for cause, he will be entitled to a lump sum severance payment equivalent to six months’ base salary plus a prorated annual bonus.

Mr. Patno

Under the terms of a severance agreement and general release that we entered into with Mr. Patno in connection with his resignation on April 23, 2013, Mr. Patno shall receive as severance an amount equal to his base 2013 salary prorated from April 23, 2013 through December 31, 2013, payable in installments at the rate of his 2013 base salary in accordance with the Company’s customary payroll practices and subject to the terms and conditions of his severance agreement and general release.

The post-employment severance benefits for our executive officers are quantified in the “Estimate of Post-Employment Payments” table.

Accounting and Tax Considerations

Effective January 1, 2005, we adopted, on a prospective basis, the fair value provisions of SFAS 123(R), “Share-Based Payment,” or SFAS 123(R). Under SFAS 123(R), the estimated fair value of options granted, net of forfeitures expected to occur during the vesting period, is amortized as compensation expense on a straight line basis over the vesting period of the options.

We generally intend for our executive compensation program to comply with Section 162(m) of the Code, as well as Code Section 409A. The Compensation Committee intends for all compensation paid to the named executive officers to be tax deductible to us pursuant to Section 162(m) of the Code. Under Section 162(m) of the Code, compensation paid to the named executive officers in excess of $1,000,000 cannot be deducted by us for federal income tax purposes, unless such amounts satisfy the performance-based exception to the deduction disallowance.

Section 409A of the Code addresses certain non-qualified deferred compensation benefits payable to our executives and provides that if such benefits do not comply with Section 409A, they will be taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, our executives would be subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. We have generally designed our executive compensation plans and agreements in a manner that complies with Section 409A.

We have granted stock options as incentive stock options in accordance with Section 422 of the Code subject to the volume limitations contained in the Code. Generally, the exercise of an incentive stock option does not trigger any recognition of income or gain to the holder. If the stock is held until at least one year after the date of exercise (or two years from the date the option is granted, whichever is later), all of the gain on the sale of the stock, when recognized for income tax purposes will be capital gain, rather than ordinary income to the recipient. Consequently, we do not receive a tax deduction. For stock options that do not qualify as incentive stock options, we are entitled to a tax deduction in the year in which the stock options are exercised equal to the spread between the exercise price and the fair market value of the stock for which the stock option was exercised. The holders of the non-qualified stock options are generally taxed on this same amount in the year of exercise.

SUMMARY COMPENSATION TABLE

The following summary compensation table sets forth certain information with respect to compensation for the years ended December 31, 2010, 2011 and 2012 earned by or paid to our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers as of December 31, 2012, who are referred to as the named executive officers.

Name and Principal Position	Fiscal Year	Salary $		Bonus $	Stock Awards $	Option Awards $ (2)		Non-equity Incentive Plan Compensation $ (3)		Total $
William P. Moffitt, III President and Chief Executive Officer (1)	2012 2011 2010	$ $ $	457,885 457,885 440,274	— — —	— — —	$	— 428,061 —	$	— — 132,082	$ $ $	457,885 885,946 572,356

J. Roger Moody, Jr., Chief Financial Officer	2012 2011 2010	$ $ $	303,966 303,966 292,275	— — —	— — —		$339,447 — —	$	— — 51,148	$ $ $	643,413 303,966 343,423

Winton G. Gibbons., Senior Vice President, Business Development	2012 2011 2010	$ $ $	284,109 284,109 273,182	— — —	— — —		$81,467 — —	$	— — 47,807	$ $ $	365,576 284,109 320,989

Michael K. McGarrity, Chief Commercial Officer	2012 2011 2010	$ $ $	298,453 298,453 286,974	— — —	— — —		$339,447 — —	$	— — 50,220	$ $ $	637,900 298,453 337,194

Timothy J. Patno, Chief Technology Officer	2012 2011 2010	$ $ $	278,100 278,100 247,200	— — —	— — —		$339,447 — —	$	— — 43,260	$ $ $	617,547 278,100 290,460

(1)	Mr. Moffitt also served as a director. A director who is an employee does not receive payment for service as a director.
(2)	The fair values of our option awards reflect their fair value upon grant date from 2012 using the Black-Scholes option pricing model with the following assumptions:

2012
Expected dividend yield	0%
Expected volatility	92%
Risk free interest rate	1.06
Weighted average expected option life	6.1 years
Estimated weighted average fair value on the date of grant based on the above assumptions	$1.39
Estimated forfeiture rate for unvested options	4.9%

Expected volatility is based on calculated stock volatilities for publicly traded companies in the same industry and general stage of development as us for 2012. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of the grants for periods consistent with the expected life of the option. The expected life of options granted is derived from the average of the vesting period and the term of the option as defined in the respective incentive plans, following the guidance in SEC Staff Accounting Bulletin No. 107, Share-Based Payment.

(3)

Amounts shown in the “Non-Equity Incentive Plan Compensation” column reflect the annual incentive award granted and earned during the fiscal year listed on the corresponding row on the table. 2010 amounts were paid in cash. These annual awards are described in further detail under “Compensation Discussion and Analysis for Named Executive Officers — Annual Cash Incentive Compensation” and are also reflected in the table “Grants of Plan-Based Awards” under the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.”

Grants of Plan-Based Awards

Pursuant to our management incentive bonus program we did not grant cash awards and granted one equity award during Fiscal Year 2012.

The following table shows information with respect to awards granted to the named executive officers during the Fiscal Year 2012 under the management incentive bonus plan.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards:

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target (1)
William P. Moffitt, III	$274,731
J. Roger Moody, Jr.	$106,388
Winton G. Gibbons	$99,438
Michael K. McGarrity	$104,458
Timothy J. Patno	$97,335

(1)

Amounts shown in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target” column reflect the cash incentive awards payable under the management incentive bonus plan to the named executive officers, provided the executive officer achieves certain performance-based milestones.

The non-equity incentive plan compensation varies between the targets reported on the “Grants of Plan-Based Awards” table and the “Summary Compensation” table. The compensation committee established the management incentive bonus program, in which the compensation committee establishes performance targets for the named executive officers for the year, the results of which are substantially uncertain at the time they are established. The compensation committee retains the right to modify performance targets or apply greater emphasis to some targets over others, in order to more closely align the executive officers’ performance with the operation and strategic priorities of the Company, which can change from year to year and even during the course of any given year. At the end of the every fiscal year, the compensation committee assesses the achievement of the performance targets and reports its findings and bonus recommendations to the board of directors.

Outstanding Equity Awards at December 31, 2012

The following table sets forth certain information with respect to outstanding stock option and warrant awards of the named executive officers for the fiscal year ended December 31, 2012.

	Option/Warrant Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date (1)	Equity Incentive Plan Awards; Number of Unearned Shares That Have Not Vested		Equity Incentive Plan Awards; Market Value of Unearned Shares That Have Not Vested
William P. Moffitt, III	300,000	(2)	—	(2)	$4.50	04/03/2017
	75,000	(3)	225,000	(3)	$4.50	04/03/2017
	100,000	(2)	—	(2)	$12.05	01/25/2018
	21,750	(2)	7,250	(2)	$4.50	02/24/2019
	75,000	(3)	50,000	(3)	$6.06	11/25/2019
	450,000	(4)	—	(4)	$1.38	12/28/2021
							62,500	(5)	$180,000

J. Roger Moody, Jr.	90,000	(2)	—	(2)	$4.50	05/16/2017
	22,500	(3)	67,500	(3)	$4.50	05/16/2017
	10,000	(2)	—	(2)	$4.50	08/03/2017
	2,500	(3)	7,500	(3)	$4.50	08/03/2017
	8,250	(2)	2,750	(2)	$4.50	02/10/2019
	67,500	(3)	45,000	(3)	$6.06	11/25/2019
	—	(2)	250,000	(2)	$1.78	02/14/2022
							56,250	(5)	$162,000

Winton G. Gibbons	100,000	(2)	—	(2)	$4.50	05/31/2017
	25,000	(3)	75,000	(3)	$4.50	05/31/2017
	8,250	(2)	2,750	(2)	$4.50	02/10/2019
	37,500	(3)	25,000	(3)	$6.06	11/25/2019
	—	(2)	60,000	(2)	$1.78	02/14/2022
							31,250	(5)	$90,000

Michael K. McGarrity	20,000	(2)	—	(2)	$4.50	9/29/2015
	30,000	(3)	—	(3)	$4.50	9/29/2015
	12,000	(3)	18,000	(3)	$4.50	3/14/2016
	92,000	(2)	—	(2)	$4.50	04/03/2017
	23,000	(3)	69,000	(3)	$4.50	04/03/2017
	8,250	(2)	2,750	(2)	$4.50	02/10/2019
	54,000	(3)	36,000	(3)	$6.06	11/25/2019
	—	(2)	250,000	(2)	$1.78	02/14/2022
							45,000	(5)	$129,600

Timothy J. Patno	—	(2)	—	(2)	$36.75	1/1/2012
	2,800	(2)	—	(2)	$7.50	1/15/2013
	2,000	(2)	—	(2)	$7.50	1/5/2014
	17,600	(3)	—	(3)	$4.50	5/12/2015
	12,000	(2)	—	(2)	$4.50	04/03/2017
	3,000	(3)	9,000	(3)	$4.50	04/03/2017
	40,000	(2)	—	(2)	$12.05	01/25/2018
	2,100	(2)	700	(2)	$4.50	02/10/2019
	11,250	(2)	3,750	(2)	$8.16	09/16/2019
	18,750	(2)	6,250	(2)	$6.06	11/25/2019
	75,000	(3)	50,000	(3)	$6.06	11/25/2019
	—	(2)	250,000	(2)	$1.78	02/14/2022
							50,000	(5)	$144,000

(1)	The expiration date of each incentive stock option occurs ten years after the date of grant.
(2)

The incentive stock options vest in 25% increments beginning on the first anniversary of the date of grant and on each anniversary thereafter, and are subject to accelerated vesting under certain circumstances relating to corporate performance and events.

(3)

The incentive stock options cliff vest on the seventh anniversary of the date of grant. Upon our achievement of certain performance-based milestones, vesting may be accelerated. See “Compensation Discussion and Analysis for Named Executive Officers — Stock Options” for details regarding the milestones.

(4)

The incentive stock option vested immediately upon grant; provided, however, that Mr. Moffitt may not sell any shares acquired upon the exercise of the option until the earlier of the second anniversary of the grant date or the first anniversary of the date of termination of Mr. Moffitt’s employment.

(5)	The restricted stock grants vest in 50% increments bi-annually beginning on the second anniversary of the grant date.

Equity Compensation Plan Information

The following table provides information as of December 31, 2012 with respect to shares of Nanosphere common stock that may be issued under the 2007 Plan, which is the Company’s only existing equity compensation plan under which grants can be made. Stockholders approved Nanosphere’s 2007 Plan on March 27, 2007.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding awards (a)	Weighted Average exercise price of outstanding awards (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by stockholders(1)	5,999,875	$3.99	1,397,760
Equity compensation plans not approved by stockholders	—	—	—
Total	5,999,875	$3.99	1,397,760

(1)	This category consists solely of options.

Arrangements with Named Executive Officers

Mr. William P. Moffitt, III. We entered into an employment agreement dated July 19, 2004 with Mr. Moffitt (the “Initial Employment Agreement”), in connection with his employment as our President and Chief Executive Officer. The employment agreement provided an initial base salary of $350,000 per year, which was to be reviewed annually and could be increased, but not decreased below $350,000, by our board of directors. The agreement also provided Mr. Moffitt with a target bonus opportunity subject to the achievement of agreed goals and milestones, that for calendar years ended after 2005, could not be less than $150,000. In 2009, Mr. Moffitt’s annual rate of salary was increased to $427,450 and the target amount of his performance bonus opportunity was set at $256,470.

Effective January 1, 2009, we entered into a new employment agreement with Mr. Moffitt for a term of three years. The terms of the new employment agreement are substantially the same as the terms in the Initial Employment Agreement with the exception of Mr. Moffitt’s salary and bonus amounts which have been adjusted by the board of directors to the amounts listed above under the heading “Compensation Discussion & Analysis - Annual Cash Compensation - Base Salary.”

Effective December 28, 2011, we entered into a new employment agreement with Mr. Moffitt for a term of one year. The terms of the new employment agreement are substantially the same as the terms in the Initial Employment Agreement with the exception of Mr. Moffitt’s salary and bonus amounts which have been adjusted by the board of directors to the amounts listed above under the heading “Compensation Discussion & Analysis - Annual Cash Compensation - Annual Incentive Compensation.” This agreement also provided for an award of options to purchase 450,000 shares of the Company’s common stock to be issued to Mr. Moffitt under the Company’s 2007 Long-Term Incentive Plan (the “Stock Options”). The Stock Options were fully vested upon issuance and have an exercise price per share of $1.38, which is the fair market value of the Company’s common stock on the Effective Date. Any shares acquired by Mr. Moffitt upon exercise of these stock options may not be sold until the earlier of the second anniversary of the Effective Date, which is December 28, 2013, or the first anniversary of the date of termination of Mr. Moffitt’s employment.

Effective January 1, 2013, we entered into a new employment agreement with Mr. Moffitt. The terms of the new employment agreement are substantially the same as the terms in the December 28, 2011 Employment Agreement with the exception of reducing the payout to Mr. Moffitt from $500,000 to $250,000 in the case where Mr. Moffitt terminates his employment for good reason or is terminated by the company without cause.

On February 8, 2013, the Board terminated without cause Mr. Moffitt’s employment as President and Chief Executive Officer of the Company, subject to the continuation of his employment through April 14, 2013 and his entry into a separation agreement with the Company that was executed by Mr. Moffitt and the Company on April 11, 2013. For a discussion of Mr. Moffitt’s rights and severance benefits under his employment agreement and separation agreement see “Compensation Discussion & Analysis - Post-Employment Severance and Change in Control Benefits” and the table below under the heading “Estimate of Post-Employment Payments.”

Michael K. McGarrity. We entered into an employment agreement dated September 8, 2005 with Mr. McGarrity, in connection with his employment as our Chief Marketing Officer. The employment agreement provides an initial base salary of $235,000 per year, or such greater amount as our board of directors may from time to time establish. The agreement also provides Mr. McGarrity with an initial performance bonus opportunity of $90,000 per year. In the event we terminate Mr. McGarrity’s employment for reasons other than cause, Mr. McGarrity will be entitled to a severance payment equal to six months’ base salary plus a prorated calculation of his annual bonus.

J. Roger Moody, Jr. We entered into an employment agreement dated April 23, 2007 with Mr. Moody, in connection with his employment as our Chief Financial Officer. The employment agreement provides an initial base salary of $235,000 per year, or such greater amount as our board of directors may from time to time establish. The agreement also provides Mr. Moody with an initial performance bonus opportunity of $90,000 per year. In the event we terminate Mr. Moody’s employment for reasons other than cause, Mr. Moody will be entitled to a severance payment equal to five months’ base salary plus a prorated calculation of his annual bonus. In the event we are acquired and Mr. Moody is terminated without cause as a result of that acquisition or no job of similar status and compensation is offered to him, Mr. Moody will be entitled to a severance payment equal to ten months’ base salary plus a prorated calculation of his annual bonus.

Winton G. Gibbons. We entered into an employment agreement dated June 18, 2007 with Mr. Gibbons, in connection with his employment as our Senior Vice President, Business Development. The employment agreement provides an initial base salary of $250,000 per year, or such greater amount as our board of directors may from time to time establish. The agreement also provides Mr. Gibbons with an initial performance bonus opportunity of $45,000 per year. Pursuant to his separation agreement with the Company dated December 27, 2012, Mr. Gibbons will not receive any benefits or compensation subsequent to the effective date of his resignation from the Company on April 30, 2013.

Each of our executive officers has entered into our standard employment agreement, some of which contain severance benefit provisions on which the table below is based, and which further include customary provisions relating to the handling of proprietary and confidential information, as well as restrictions on competition and solicitation during the period of employment and for one year after termination.

Estimate of Post-Employment Payments

The following table sets forth the additional amounts that could have been realized by each named executive officer if his employment were to have been terminated as of December 31, 2012 upon the occurrence of any of the termination events described in the table below, except for Messrs. Moffitt, Gibbons and Patno, for whom information in the table below is reported only with respect to their actual severance agreements with the Company as of the effective date of each such agreements.

Name and Termination Event	Cash Value of Severance Benefits (1)		Excise Tax and Gross-Up	Total Termination Benefits
William P. Moffitt, III
Termination without cause effective April 14, 2013	$279,573	(2)	$—	$279,573
J. Roger Moody, Jr.
Without cause or good reason	$233,041	(4)	$—	$233,041
Disability	$—	(3)	$—	$—
Death	$—	(3)	$—	$—
Involuntary or good reason after change in control	$359,693	(5)	$—	$359,693
Winton G. Gibbons
Resignation effective April 30, 2013	$—		$—	$—
Michael K. McGarrity
Without cause or good reason	$253,685	(6)	$—	$253,685
Disability	$—	(3)	$—	$—
Death	$—	(3)	$—	$—
Involuntary or good reason after change in control	$253,685	(6)	$—	$253,685
Timothy J. Patno
Resignation effective April 23, 2013	$191,678		$—	$—

(1)	Accrued salary, unreimbursed expenses and other entitlements to the date of termination, including continuation of life, health, disability and dental insurance (collectively, the “Entitlements”).

(2)	$250,000, payable in installments at the rate of his base salary in effect on the termination date in accordance with the Company’s customary payroll practices, plus $29,573 for Entitlements.
(3)	Entitlements.
(4)	Five months’ salary ($126,653), plus a prorated calculation of annual bonus ($106,388), plus Entitlements.
(5)	Ten months’ salary ($253,305), plus a prorated calculation of annual bonus ($106,388), plus Entitlements.
(6)	Six months’ salary ($149,226), plus a prorated calculation of annual bonus ($104,458), plus Entitlements.

Non-Employee Director Compensation Table

During Fiscal Year 2012, five directors earned cash fees for their services on the board of directors. The other directors did not receive any cash fees for their services on the board of directors, but were entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with their attendance at board of directors and board committee meetings. Our non-employee directors were eligible to receive stock options under the 2007 Plan.

Name and Principal Position	Year	Fees Earned or Paid	Stock Awards	Option Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Chad A. Mirkin, Ph.D.	2012	$40,000	—	$58,568	—	—	$59,996	(1)	$158,564
André de Bruin	2012	$57,917	—	$58,568	—	—	—		$116,485
Lorin J. Randall	2012	$55,000	—	$58,568	—	—	—		$113,568
Sheli Z. Rosenberg	2012	$23,959	—	—	—	—	—		$23,959
Mark Slezak	2012	—	—	—	—	—	—		—
William T. White, III	2012	—	—	—	—	—	—		—
Roy N. Davis	2012	$10,000	—	$136,734	—	—	—		$146,734
Jeffrey R. Crisan	2012	—	—	—	—	—	—		—

(1)	Dr. Mirkin received fees in his capacity as a consultant. See “Transactions With Related Persons, Promoters and Certain Control Persons.”
(2)

The fair value for awards is calculated for option awards, by using the Black-Scholes option pricing model. This value does not reflect estimated forfeitures or awards actually forfeited during the year. The actual value, if any, that will be realized upon the exercise of an option will depend upon the difference between the exercise price of the option and the market price of the common stock on the date the option is exercised.

On May 30, 2012, the board of directors granted options to three of the directors. Mr. de Bruin, Dr. Mirkin and Mr. Randall each received options to purchase 49,157 shares of common stock at the price of $1.69 per share, a price the board of directors determined to be the fair market value of the shares on the date of grant, and vest monthly over a three years.

On October 8, 2012 Roy N. Davis joined the company’s board of directors and was granted options to purchase 55,000 shares of common stock at the price of $3.45 per share, a price the board of directors determined to be the fair market value of the shares on the date of grant, and vest monthly over a three years. Upon his resignation from the board of directors on February 11, 2013, Mr. Davis forfeited options to purchase 48,888 shares of common stock which had not vested as of that date.

During 2008, the compensation committee recommended and the board of directors approved a director compensation plan. The director compensation plan applies to independent directors; however, Mr. Slezak and Mr. Crisan waived their eligibility to participate in the director compensation plan for Fiscal Year 2012. The director compensation plan generally compensates directors for their service as a member of the board of directors through an annual cash award of $40,000, payable quarterly in arrears, and the grants to each such director of options to purchase shares of common stock having an approximate Black-Scholes value of $60,000, which vest monthly over three years. In addition, each director receives a cash award of $7,500 for each year of service on the compensation committee and audit committee and a cash award of $5,000 for each year of service on the corporate governance and nominating committee. Committee chairs receive different cash rewards for each year of service in such capacity, as follows: the audit committee chair receives a cash award of $15,000 for each year of service; the compensation committee chair receives a cash award of $12,500 for each year of service, which was waived for Fiscal Year 2012 by Mr. Slezak; and the corporate governance and nominating committee chair receives $10,000 for each year of service, which was waived for Fiscal Year 2012 by Mr. Slezak. Additionally, directors are reimbursed for out-of-pocket expenses incurred in connection with their service as directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and 10% stockholders of a registered class of equity securities to file reports of ownership and reports of changes in ownership of our Common Stock and other equity securities with the SEC. Directors, executive officers and 10% stockholders are required to furnish us with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to us, we believe that during the fiscal year ended December 31, 2012, annual Rule 16b-3 exemption grants of options to purchase 49,157 shares of our Common Stock to each of Messrs. de Bruin, Mirkin and Randall that were made on May 30, 2012 at our 2012 annual meeting of stockholders were reported on delinquent forms 4 filed on October 10, 2012.

Report of the Compensation Committee

The material in this report is not “solicitation material,” is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

Our Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the chief executive officer’s performance in light of those goals and objectives and, determining and approving the chief executive officer’s compensation level based on this evaluation. Our Compensation Committee is also responsible for reviewing and approving the salaries and other compensation of our other executive officers. Each member of our Compensation Committee is independent under the NASDAQ Global Market listing requirements. The Compensation Committee’s function is more fully described in its charter which has been approved by our board of directors. Our Compensation Committee’s charter can be found on our website at http://www.nanosphere.us in the “Investor Relations/Media” section under the heading “Corporate Governance.” Any amendments to this charter will be posted to the website promptly upon adoption by the Compensation Committee.

Our Compensation Committee has reviewed the Compensation Discussion & Analysis with senior management and, based on that review and their discussions, recommends to the board of directors that it be included in this proxy statement.

Compensation Committee

Sheli Rosenberg (Chair)

Michael J. Ward

André de Bruin

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee has been or is an officer or employee of ours. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our board or compensation committee. No member of our board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

Security Ownership of Certain Beneficial Owners, Directors and Management

Unless otherwise indicated, the following table sets forth, as of April 16, 2013, certain information regarding the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of our Common Stock based upon the most recent information available to us for (i) each person known by us to own beneficially more than five (5%) percent of our outstanding Common Stock, (ii) each current director and director nominee Mr. White, (iii) each person listed in the “Summary Compensation Table” above and (iv) all executive officers and directors as a group. Except as otherwise indicated, each listed stockholder directly owned his or her shares and had sole voting and investment power. Unless otherwise noted, the address for each person listed below is Nanosphere, Inc., 4088 Commercial Avenue, Northbrook, Illinois 60062.

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we have deemed outstanding shares of Common Stock subject to options held by that person that are exercisable within 60 days of April 16, 2013. We have not deemed these shares outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Shares of Common Stock
5% Stockholders
Ann Lurie (1)	14,724,737	26.3%
Benjamin Lurie (2)	7,885,482	14.1%
Lurie Investments, Inc. (1)	5,080,460	9.1%
Lurie Investment Fund, L.L.C. (1)	5,006,136	8.9%
Alfa-Tech, L.L.C.(1)(2)	2,902,407	5.2%
Ann and Bob Trust 1(1)(2)	2,902,407	5.2%

Directors and Named Executive Officers
Michael K. McGarrity (3)	398,348	*
J. Roger Moody, Jr. (4)	379,350	*
Winton G. Gibbons (5)	219,750	*
Timothy J. Patno (6)	294,900	*
André de Bruin (7)	152,068	*
Chad A. Mirkin, Ph.D. (8)	905,190	1.6%
Lorin J. Randall (9)	123,068	*
Sheli Z. Rosenberg	154,812	*
Michael J. Ward	—	*

All executive officers and current directors as a group (9 persons) (10)	2,627,486	4.5%

*	Represents less than 1% of the outstanding shares of common stock.

(1)

Ann Lurie is (i) the president and sole director of Lurie Investments, Inc. (“LII”), which is the executive managing member of Lurie Investment Fund, L.L.C. (“LIF”), (ii) a co-trustee of AOQ Trust, (iii) co-trustee of the Ann and Bob Trust I (the “AB Trust”), which is the sole managing member of Alfa-Tech, L.L.C. (“ATL”), (iv) co-trustee of trusts that have sole management authority with respect to ANDA Partnership (“ANDA”), which is the managing member of ANDA-ProQuest, L.L.C. (“APL”), (v) sole trustee of trusts owning 100% of LFT Partnership (“LFT”), and (vi) president and director of the Ann and Robert H. Lurie Foundation (the “Foundation”). Ms. Lurie may be deemed to indirectly beneficially own shares of the Company’s common stock that are directly or indirectly beneficially owned by each of LII, LIF, AOQ Trust, the AB Trust, ATL, ANDA, APL, LFT and the Foundation. Ms. Lurie disclaims beneficial ownership of the shares held by the foregoing entities, except to the extent of her pecuniary interest therein. The address for each of the foregoing entities is c/o Lurie Investments, Inc., 440 W. Ontario Street, Chicago, Illinois 60654.

(2)

Benjamin Lurie is the son of Ann Lurie and is (i) co-trustee of AOQ Trust, (ii) co-trustee of the AB Trust, which is the sole managing member of Alfa-Tech, L.L.C. (“ATL”), and (iii) co-trustee of trusts that have sole management authority with respect to ANDA, which is the managing member of APL. Mr. Lurie may be deemed to indirectly beneficially own shares of the Company’s common stock that are directly or indirectly beneficially owned by each of AOQ Trust, the AB Trust, ATL, ANDA and APL. Mr. Lurie disclaims beneficial ownership of the shares held by the foregoing entities, except to the extent of his pecuniary interest therein.

(3)	Includes options to purchase 322,500 shares of common stock that are exercisable within 60 days.
(4)	Includes options to purchase 266,000 shares of common stock that are exercisable within 60 days.
(5)	Includes options to purchase 188,500 shares of common stock that are exercisable within 60 days.
(6)	Includes options to purchase 244,900 shares of common stock that are exercisable within 60 days.
(7)	Includes options to purchase 152,068 shares of common stock that are exercisable within 60 days.
(8)	Includes options to purchase 622,420 shares of common stock that are exercisable within 60 days.
(9)	Includes options to purchase 123,068 shares of common stock that are exercisable within 60 days.
(10)	Includes options to purchase 1,919,456 shares of common stock exercisable within 60 days.

Transactions With Related Persons, Promoters and Certain Control Persons

Northwestern License Agreement

We entered into a license agreement with Northwestern University dated May 10, 2000, or the Original License Agreement, pursuant to which we received an exclusive license to all technology developed in the laboratories of Dr. Chad A. Mirkin or Dr. Robert Letsinger of Northwestern University, to the extent that such technology relates to biological diagnostics involving nanoparticles. Dr. Mirkin has been a member of our board of directors since 2000 and will retire from the board of directors at the conclusion of his current term at the 2013 annual meeting of stockholders.

We entered into a new license agreement with Northwestern University dated January 1, 2006, or the New License Agreement, which supersedes the Original License Agreement. Under the New License Agreement, we have an exclusive license to certain patents and patent applications owned by Northwestern that are related to (1) nanotechnology, which technology involves a particle where no single dimension is greater than 100 nanometers, or Nanotechnology, and (2) biobarcode technology, which is analysis where oligonucleotides act as surrogate targets or reporter molecules, or Biobarcode Technology. The license is limited to the “Biodiagnostics Field” defined as qualitative or quantitative in vitro analysis, testing, measurement, or detection of various biodiagnostics field subjects and target combinations.

The New License Agreement includes licenses to patents and patent applications based on existing inventions and future inventions developed in the laboratory of Dr. Mirkin or Dr. Letsinger, by or under their direct supervision, and conceived prior to January 1, 2013 that are Nanotechnology or Biobarcode Technology referred to herein as Licensed Patents. We have an obligation to use commercially reasonable efforts to bring the subject inventions of the Licensed Patents to market. If the parties disagree as to whether we are meeting this diligence requirement, an arbitrator may require us to comply with a timeline for cure or convert our exclusive license to a non-exclusive license; Northwestern does not have the right to revoke any license to the Licensed Patents already granted to us.

We also have the first right to negotiate an exclusive license to inventions developed in the laboratory of Dr. Mirkin or Dr. Letsinger, by or under their direct supervision, and (1) conceived after January 1, 2013 that are Nanotechnology or Biobarcode Technology and (2) that are not Nanotechnology or Biobarcode Technology, but otherwise within the Biodiagnostics Field, conceived prior to January 1, 2013. Both (1) and (2) are herein referred to as Future Inventions. If the parties cannot agree on the terms of the license for the Future Inventions, the parties shall submit to arbitration to determine reasonable terms. For inventions conceived after January 1, 2013 that are not Nanotechnology or Biobarcode Technology, but otherwise within the Biodiagnostics Field, we have the right to negotiate a license if Northwestern offers such inventions to third parties. If we have a license based on Future Inventions, Northwestern has the right to terminate the license upon any material breach that we do not cure or upon our bankruptcy. Dr. Mirkin’s retirement from our board of directors will have no impact on the rights and obligations of the parties under the New License Agreement.

We have an obligation to pay Northwestern a royalty at a rate that is a percentage of the gross profits of licensed products, subject to certain adjustments. We paid Northwestern $4,739, $5,974 and $ 10,408 for the years ended December 31, 2010, 2011 and 2012 respectively, in connection with the New License Agreement.

We have entered into various research subcontracting agreements with Northwestern, pursuant to which we collaborate with it on focused research projects. We have received $960 and $13,650 for the years ended December 31, 2010 and 2011 from Northwestern in connection with these agreements and products sales.

Mirkin Consulting Agreement

We entered into a Consulting and Non-Competition Agreement with Dr. Mirkin dated as of October 31, 2002, as amended as of February 23, 2004 and June 1, 2012. Pursuant to the terms of this agreement, we have engaged Dr. Mirkin (1) to provide scientific advice and counsel to us with regard to our technology, (2) to represent and promote us and our technology at scientific meetings and other public forums, (3) to participate, either individually or with one of our representatives, at meetings and presentations on our behalf, and (4) to participate in capital-raising activities on our behalf. The initial term of the agreement extended through June 1, 2012. We paid Dr. Mirkin $99,996 in each of the years ended December 31, 2010, 2011, and 2012 as compensation for his services, including $40,000 per annum that is deemed to be his cash fee for service on the board as a non-employee director. On March 27, 2013, the Company advised Mr. Mirkin that his consulting agreement would not be renewed and would expire pursuant to its terms on May 31, 2013. Under the terms of the consulting agreement, subsequent to the expiration of the agreement on May 31, 2013 Dr. Mirkin shall continue to provide patent prosecution support and similar services as we shall reasonably request or as shall be required under any other agreement directly or indirectly applicable to Dr. Mirkin and as compensation therefore, Dr. Mirkin shall be paid at such hourly market rate as we and Dr. Mirkin shall agree to in good faith and absent such agreement, at the rate of $300.00 per hour. The consulting agreement may be terminated by mutual agreement of the parties. Dr. Mirkin has also agreed not to engage in a competing business in the continental United States during the term of the consulting agreement and for a period of two years after termination for any reason.

Registration Rights

Pursuant to an agreement between us and certain of our stockholders, we have granted the following demand registration rights to Mr. Mark Slezak, a former director, Ms. Sheli Rosenberg, a current member of our board of directors, AOQ Trust, Alfa-Tech, LLC, Lurie Investment Fund, LLC, Lurie Investments, Inc. and their respective affiliates, and Bain Capital Venture Fund 2005, L.P., Brookside Capital Partners Fund, L.P., and their respective affiliates and other stockholders. Mr. William P. Moffitt, III our former chief executive officer and a member of our board of directors, and Dr. Chad Mirkin, a member of our board of directors, are parties to the this agreement, but do not have the right to demand registration. At any time after the earlier to occur of (1) 120 days after the closing of our initial public offering, which occurred on November 6, 2007, or (2) April 1, 2010:

•

Long-Form Registrations. Stockholders holding at least 20% of the then outstanding shares of our common stock that are subject to the registration rights agreement, which we refer to as registrable securities, have the right to demand that we file a registration statement under the Securities Act on Form S-1 or any similar long-form registration covering their registrable securities. However, we are not obligated to file a long-form registration statement on more than three occasions upon the request of our stockholders.

•

Short-Form Registrations. Stockholders holding at least 10% of the then outstanding registrable securities have the right to demand that we file a registration statement on Form S-3 or any similar short-form registration covering their registrable securities, provided that such short-form registration is then available to us under applicable law. Such stockholders are entitled to request an unlimited number of short-form registrations.

If our board of directors believes in its reasonable good faith that any demand registration would require premature disclosure of a proposal or plan that we intend to undertake, and such disclosure would have a material adverse effect on us, then we may delay the registration once in any twelve month period for up to 90 days. Moreover, if the demand registration is an underwritten offering, we may reduce the number of shares of our registrable securities to be registered upon the advice of the underwriters that such offering exceeds the number of securities that can be sold in an orderly manner within an acceptable price range. If shares of our stock requested to be included in a registration must be excluded pursuant to the underwriters’ advice, we will generally register a pro rata portion of the shares requested to be registered.

Under the piggyback registration provisions, if we propose to register any securities under the Securities Act, other than pursuant to a demand registration, and the registration form to be used may be used for the registration of registrable securities, stockholders holding such registrable securities have the right to include their shares in the registration statement. However, if the registration is an underwritten offering, we may reduce the number of shares to be registered under the piggyback registration provisions upon the advice of the underwriters that such offering exceeds the number of securities that can be sold in an orderly manner within an acceptable price range. If shares of our stock requested to be included in a registration must be excluded pursuant to the underwriters’ advice, we will generally register a pro rata portion of the shares requested to be registered under the piggyback registration provisions. The piggyback registration rights granted under the registration rights agreement have no expiration date. All of these piggyback registration rights have been waived in connection with the filing of the registration statement of which this prospectus is a part.

Expenses of Registration. We will generally pay all registration expenses in connection with the demand and piggyback registrations described above, including all registration and filing fees, expenses and fees of compliance with securities laws, and fees and disbursements of all counsel, independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by us. We will also pay the reasonable fees and disbursements of one counsel chosen by the selling stockholders in each demand or piggyback registration.

Transferability. The demand and piggyback registration rights described above are generally transferable to any subsequent holder of registrable securities.

PROPOSAL NO. 2

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The following proposal gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section of this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices with respect to our named executive officers. We are providing this vote as required by Section 14A of the Securities Exchange Act of 1934, as amended. Accordingly, we are asking our stockholders to vote “FOR” the adoption of the following resolution:

“RESOLVED, that the stockholders advise that they approve the compensation of the named executive officers of the Company, as disclosed in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material).”

Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company’s executive compensation program. Broker non-votes (as described under the “Information about the Annual Meeting” section beginning on page 2 of this proxy statement) are not entitled to vote on these proposals and will not be counted in evaluating the results of such vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ADVISORY APPROVAL OF THE RESOLUTION SET FORTH ABOVE.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our audit committee has appointed the firm of Deloitte & Touche LLP, an independent registered public accounting firm, to be our independent auditors for the fiscal year ending December 31, 2013 and the board of directors recommends the stockholders vote for ratification of that appointment. Deloitte & Touche LLP served in this capacity for the fiscal year ended December 31, 2012 and has been our independent auditor since 2003.

The audit committee appoints our independent auditors annually and the board of directors subsequently requests ratification of such appointment by the stockholders at the Company’s annual meeting. The audit committee reviews and approves in advance the scope of the audit, the types of non-audit services that we will need and the estimated fees for the coming year. The audit committee also reviews and approves any non-audit services provided by our independent auditors to ensure that any such services will not impair the independence of the auditors. To the extent that our management believes that a new service or the expansion of a current service provided by our accountants is necessary, such new or expanded service is presented to the audit committee or one of its members for review and approval.

Before making its selection, the audit committee carefully considered Deloitte & Touche LLP’s qualifications as independent auditors, which included a review of Deloitte & Touche LLP’s performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The audit committee expressed its satisfaction with Deloitte & Touche LLP in these respects.

Stockholder ratification of the audit committee’s selection of Deloitte & Touche LLP as the Company’s independent auditors is not required by law, the Company’s bylaws or otherwise. However, the board of directors is submitting the audit committee’s selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.

Vote Required for Approval

The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required to approve the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS

THAT YOU VOTE FOR THE APPROVAL

OF THIS PROPOSAL NO. 3

Independent Registered Public Accounting Firm

Deloitte & Touche LLP served as our independent auditors for the fiscal years ended December 31, 2000 through December 31, 2012 and has been selected by the audit committee to continue for the fiscal year ending December 31, 2013. A representative of Deloitte & Touche LLP will be present at the annual meeting, with the opportunity to make a statement should the representative desire to do so, and be available to respond to appropriate questions.

The following table presents the aggregate fees billed for professional services rendered by Deloitte & Touche LLP in fiscal years 2011 and 2012. Other than as set forth below, no professional services were rendered or fees billed by Deloitte & Touche LLP during the years ended December 31, 2011 or 2012.

	Fiscal Year 2012	Fiscal Year 2011
Audit Fees	$357,096	$318,110
Audit-Related Fees	$2,000	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$359,096	$318,110

All work performed by Deloitte & Touche LLP as described above has been approved by the audit committee prior to Deloitte & Touche LLP’s engagement to perform such service. The audit committee pre-approves on an annual basis the audit, audit-related, tax and other services to be rendered by Deloitte & Touche LLP based on historical information and anticipated requirements for the following fiscal year. To the extent that our management believes that a new service or the expansion of a current service provided by Deloitte & Touche LLP is necessary, such new or expanded service is presented to the audit committee or one of its members for review and approval.

Audit Committee Report

The material in this report is not “solicitation material,” is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

The members of the Audit Committee have been appointed by the board of directors. The Audit Committee is governed by a charter, which has been approved and adopted by the board of directors and which will be reviewed and reassessed annually by the Audit Committee. Each member of the Audit Committee is an independent director under applicable Exchange Act rules and regulations.

The Audit Committee assists the board of directors in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics and (iii) the Company’s auditing, accounting and financial reporting processes.

In this context, the audit committee hereby reports as follows:

1. We have reviewed and discussed the audited financial statements as of and for the year ended December 31, 2012 with management and the Company’s independent registered public accounting firm.

2. The Audit Committee discussed with its independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114 (AICPA, Professional Standards, Vol. 1, AU section 380), as may be modified or supplemented.

3. The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the Company’s independent registered public accounting firm the independent registered public accounting firm’s independence from management and the Company; and

4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

Respectfully submitted,

Nanosphere, Inc. Audit Committee

Lorin J. Randall (Chair)

André de Bruin

Sheli Z. Rosenberg

Annual Report and Financial Statements

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2012, including audited financial statements, accompanies this notice of annual meeting and proxy statement. No portion of the annual report on Form 10-K is incorporated herein or is considered to be proxy-soliciting material.

We will provide without charge additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, to any stockholder upon written request. Requests should be directed to Nanosphere, Inc., 4088 Commercial Avenue, Northbrook, Illinois 60062, Attention: J. Roger Moody, Jr. In addition, copies of all of our filings with the SEC can be found on our website at http://www.nanosphere.us in the “Investor Relations/Media” section under the heading “SEC Filings.”

Solicitation of Proxies

Our officers, directors and employees may solicit proxies from stockholders. We pay no additional compensation to our officers, directors or employees for such solicitation. Solicitations may be made personally, or by mail, facsimile or other electronic means, telephone, or messenger. We may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Nanosphere stockholders will be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker, (2) direct your written request to: Secretary, Nanosphere, Inc., 4088 Commercial Avenue, Northbrook, Illinois 60062 or (3) contact J. Roger Moody, Jr., at (847) 400-9000. Upon a written or oral request to the address or telephone number above, Nanosphere will promptly deliver a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Other Matters

The board does not intend to bring any other business before the meeting, and the board is not currently aware of any other matters to be voted on at the annual meeting except as disclosed in the notice of annual meeting of stockholders. However, if any other matters are properly presented at the annual meeting, those proxies granting such authority will be voted in respect thereof in accordance with the judgment of stockholders’ your proxy (one of the individuals named on your proxy card).

Stockholder Proposals for Next Annual Meeting

Any proposals of stockholders intended to be included in the proxy statement for the annual meeting of stockholders to be held in 2014 pursuant to Rule 14a-8 under the Exchange Act must be received by us not later than December 31, 2013 and must otherwise comply with applicable requirements and laws. However, if Nanosphere changes the date of the 2014 annual meeting of stockholders by more than 30 days from the anniversary of the date of the Annual Meeting (i.e., May 29, 2014), then stockholders will have a reasonable time before Nanosphere begins to print and mail its proxy materials for the 2014 annual meeting of stockholders to submit a proposal pursuant to Rule 14a-8. All notices or proposals, whether or not to be included in our proxy materials, must be sent to our principal executive offices at 4088 Commercial Avenue, Northbrook, Illinois 60062, Attention: J. Roger Moody, Jr.

If a stockholder intends to submit a proposal at the annual meeting of stockholders to be held in 2014, which proposal is not intended to be included in Nanosphere’s proxy statement and form of proxy relating to that meeting, the stockholder must give appropriate notice to the Secretary of Nanosphere at the address in the preceding paragraph not later than March 1, 2014 and no earlier than January 30, 2014.

Stockholders may contact Nanosphere’s Secretary for requirements for making stockholder proposals and nominating director candidates.

Stockholders are urged to complete, sign, date and mail the proxy in the enclosed envelope, postage for which has been provided for mailing in the United States. Your prompt response is appreciated.

NANOSPHERE, INC. 4088 COMMERCIAL AVENUE NORTHBROOK, IL 60062

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M59919-Z60551	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NANOSPHERE, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Nominees:
01) Sheli Z. Rosenberg
02) Michael K. McGarrity
03) André de Bruin
04) Lorin J. Randall
05) Michael J. Ward

The Board of Directors recommends you vote FOR proposals 2 and 3.						For	Against	Abstain

2.

To consider and vote, on an advisory basis, for the adoption of a resolution approving the compensation of our named executive officers, as such compensation is described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the accompanying proxy statement.

						☐	☐	☐

3.	To ratify the audit committee’s selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here				☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M59920-Z60551

NANOSPHERE, INC. ANNUAL MEETING PROXY CARD THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF NANOSPHERE, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2013

The undersigned hereby appoints Michael K. McGarrity and J. Roger Moody, Jr. and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote as provided on the other side, all the shares of Nanosphere, Inc. (“Nanosphere”) common stock that the undersigned is entitled to vote at Nanosphere’s Annual Meeting of Stockholders on May 29, 2013, at 9:00 a.m. (Central Daylight Time) at The Westin Chicago North Shore, 601 North Milwaukee Avenue, Wheeling, IL 60090 and at any adjournment or postponement thereof.

Address Change/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side